Exhibit 1

SECURITIES EXCHANGE OFFER BY ACASTI PHARMA INC.
TO NEPTUNE TECHNOLOGIES & BIORESSOURCES INC. NOTES’ HOLDERS

NOTICE TO U.S. HOLDERS

This exchange offer is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Reference is made to a dividend declared by Neptune Technologies & Bioressources Inc. (« Neptune ») on July 17, 2008 to all its common shareholders registered as at July 28, 2008 in the aggregate amount of $9,380.36, paid by the issuance as of August 11, 2008 of an aggregate of 9,380,355 notes (the "Notes"), each Note having a principal value of $0.001 and maturing two (2) years after the date of issue, bearing interest from the first anniversary of the date of its issuance at a rate of ten per cent (10%) per annum and being redeemable at all times, either in cash or in kind.

The undersigned, Acasti Pharma Inc. (the "Subsidiary"), a wholly-owned subsidiary of Neptune, hereby offers to purchase your portion of the Notes (as indicated in the attached Consent Form and Letter of Transmittal document) at a price equal to such Notes’ value (the "Exchange Offer"), payable by the issuance by the Subsidiary of a number of units (the "Units") equal to your portion of the Notes (one for one basis). Each Unit will be composed of one class A share of the Subsidiary and of one Series 2 Warrant, and each such Unit will be deemed to be issued at a price of $0.001 per Unit, which will be deemed to equal to the value of each Note you own.

The Exchange Offer is subject to the approval of Neptune’s shareholders, which approval will be sollicited at the annual and special meeting of Neptune’s shareholders to be held on September 25, 2008. It is expected that, if the Exchange Offer is approved at such annual and special meeting, the Exchange Offer shall be completed and be effective in the following days (the "Exchange Closing Date").

Each Class A share of the Subsidiary comprising part of the Units is voting (one vote per share), is participating and has no par value. The Class A shares also have the right to receive, during each financial year and out of the funds which can legally serve this purpose, a dividend, of which the amount, declaration and payment thereof is left to the discretion of the directors of the Subsidiary.

Each Series 2 Warrant comprising part of the Units entitles its holder to purchase one Class A share of the Subsidiary at a purchase price of $0.40 per share for a period of twenty-four (24) months following the Exchange Closing Date. However, upon the occurrence of one of the following three events, being (i) a private placement by the Subsidiary with a third party, (ii) the Subsidiary’s initial public offering, and/or (iii) the listing of the Subsidiary’s shares on a recognized exchange (each such transaction being referred to as a "Transaction"), then the Subsidiary will have the option to shorten the twenty-four (24) month exercise period of the Series 2 Warrants to a period ending thirty (30) days following the closing date of a Transaction. In order to do so, the Subsidiary will have to send to all its Series 2 Warrants’ holders a written notice to this effect within ten (10) days following the closing date of a Transaction.

The Series 2 Warrants, other than those held by Neptune, are redeemable by the Subsidiary at its discretion and all Series 2 Warrants, including those held by Neptune, are transferable, upon the direction of the Subsidiary, to any third party designated by the Subsidiary. Both the redemption and the assignment may be effected at all times and in priority to the right of a holder to exercise its right to subscribe to Class A shares of the Subsidiary, including following the occurrence of a Transaction (for clarity, each time a Series 2 Warrant holder will exercise its right to subscribe to Class A shares of the Subsidiary according to the terms of the Series 2 Warrants, the Subsidiary will be given a notice by its transfer agent and will have the right to exercise its right to purchase or to have purchased the Series 2 Warrant being so exercised by its holder according to the terms provided in this paragraph), in whole or in part, payable in cash or in shares, at a price equal to fifty percent (50%) of their market value.

For the purpose of such purchase, the market value of each Series 2 Warrant will be deemed to be the difference between:

(a)

the higher of (i) if a Transaction occurred at the latest thirty (30) days prior to such purchase, the market price of the Subsidiary’s Class A shares in such Transaction, and (ii) $0.50, and

(b)

the exercise price of the Series 2 Warrants, being $0.40.

For instance, if the purchase occurs within 15 days following the initial public offering of the Subsidiary and if the market price of the Class A shares of the Subsidiary in such offering is $2.40, then the Subsidiary will have the option to purchase or to have purchased the Series 2 Warrants at a price equal to $1.00 per Series 2 Warrant (being 50 % of the market value of the Series 2 Warrants, which is deemed to be $2.00, being the difference between $2.40 and $0.40).

Consequently, if you agree to the present Exchange Offer, please surrender your Notes, with a duly completed and executed Consent form and Letter of Transmittal, attached hereto as Schedule "A", to Computershare Investor Services Inc. at the address indicated below prior to 5:00 pm on September 24, 2008.

To:	Computershare Investor Services Inc.

	By Mail	By Registered Mail, Hand or Courier
	P.O. Box 7021	100 University Avenue
	31 Adelaide St E	9th Floor
	Toronto, Ontario	Toronto, Ontario
	M5C 3H2	M5J 2Y1

Please note that the holders of Notes who will not accept the present Exchange Offer will remain holders of said Notes.

All $ figures mentioned in this document refer to Canadian Dollars.

Certificates for the Class A shares and the Series 2 Warrants comprised in the Units will be mailed to the person specified in the consent form at their respective addresses specified therein within fifteen business days after receipt by Computershare Investor Services Inc. of the consent form and of the original Notes.

Signed in Laval, as of August 25, 2008.

ACASTI PHARMA INC.

Per :	/s/ Henri Harland
Henri Harland, Chief Executive Officer

Per :	/s/ Fotini Sampalis
Fotini Sampalis, President

NAME OF NOTE HOLDER: •

YOUR NUMBER OF NEPTUNE’S NOTES ISSUED AS AT AUGUST 11, 2008: • (your "Notes")

NUMBER OF CLASS A SHARES OF ACASTI PHARMA INC. TO BE ISSUED UPON ACCEPTANCE OF THE EXCHANGE OFFER: •

NUMBER OF SERIES 2 WARRANTS OF ACASTI PHARMA INC. TO BE ISSUED UPON ACCEPTANCE OF THE EXCHANGE OFFER: •

CONSENT FORM AND LETTER OF TRANSMITTAL

TO:

ACASTI PHARMA INC.
NEPTUNE TECHNOLOGIES & BIORESSOURCES INC.

C/O:

COMPUTERSHARE INVESTOR SERVICES INC.

The undersigned, holder of the within Notes hereby accepts the Exchange Offer of Acasti Pharma Inc. ("Acasti") pursuant to which the undersigned shall receive the number of class A shares of Acasti (the "Class A Shares") and the number of series 2 warrants of Acasti (the "Series 2 Warrants") mentioned above and hereby deposits the following Neptune Notes:

Certificate Number	Amount of Notes	Registered in the Name of

The undersigned hereby directs that the Class A Shares and the Series 2 Warrants be registered and delivered as follows
(Please print full name in which share and warrant certificates are to be issued, stating whether Mr., Mrs., Miss or Ms. is applicable):

Name (please print)
Address

Telephone (Business Hours)	Social Insurance Number	Tax Identification Number

Date:
Signature of Note holder

INSTRUCTIONS

1.

This Letter of Transmittal should be completed and signed and returned together with the certificate representing the Neptune Notes to:

By Mail	By Registered Mail, Hand or Courier
Computershare Investor Services Inc.	Computershare Investor Services Inc.
Attention: Corporate Actions	Attention: Corporate Actions
P.O. Box 7021	9th Floor
31 Adelaide St E	100 University Avenue
Toronto, ON	Toronto, ON
M5C 3H2	M5J 2Y1

2.

The Corporation reserves the right, if it so elects, in its absolute discretion to instruct Computershare Investor Services Inc. to waive any defect or irregularity contained in any Consent Form and Letter of Transmittal received by it.

3.

Certificate(s) not registered in the name of the person by whom (or on whose behalf) the Consent Form and Letter of Transmittal is signed must be endorsed by the registered holder thereof or deposited together with note transfer power of attorney properly completed by the registered holder. Such signature must be guaranteed by an "Eligible Institution", or in some other manner satisfactory to the Trust Company.

An "Eligible Institution" means a Canadian schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

4.

Where the Consent Form and Letter of Transmittal is executed on behalf of a corporation, partnership or association or by an agent, executor, administrator, trustee, tutor, curator, guardian or any person acting in a representative capacity, the Consent Form and Letter of Transmittal must be accompanied by satisfactory evidence of authority to act.

5.

The method of delivery of the Consent Form and Letter of Transmittal and the Note certificate(s) to Computershare Investor Services Inc. is at the option and risk of the note holder but, if delivery by mail is used, registered mail with return receipt requested, properly insured, is recommended.

6.

If a certificate has been lost or destroyed, this Consent Form and Letter of Transmittal should be completed as fully as possible and forwarded to Computershare Investor Services Inc. together with a letter stating the loss. Computershare Investor Services Inc. will respond with the replacement requirements, which must be properly completed and submitted in good order to Computershare by the deadline.

Any questions should be directed to Computershare Investor Services Inc. at 1-800-564-6253 or by e-mail to corporateactions@computershare.com.